UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2002

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On June 28, 2002, the Registrant and the lenders under its senior bank credit facility amended the facility to, among other things, reduce the minimum required levels of revenues and EBITDA for certain periods under the facility’s financial covenants and allow the Registrant to retain the proceeds from planned asset sales for general corporate purposes. The complete text of the amendment of the Registrant’s senior bank credit facility is filed as an exhibit to this report.

     On July 2, 2002 the Registrant issued the following press release:

FOR IMMEDIATE RELEASE
Media Contact:	Investor Contacts:
Nancy Udell, V.P. Publicity (561) 682-4419, Fax: (561) 682-4447	Tom Severson, SVP & CFO (561) 659-4122 Cheryl Scully, Director, Treasury and Investor Relations (561) 682-4211, Fax (561) 659-4252

PAXSON COMMUNICATIONS ANNOUNCES SUCCESSFUL
COMPLETION OF BANK FACILITY AMENDMENT AND REVISES
SECOND QUARTER 2002 ESTIMATES

West Palm Beach, Florida — Paxson Communications Corporation (AMEX-PAX) (the “Company” or “Paxson”) today announced that it has amended its bank credit facility. Among other things, the bank facility amendment reduces minimum required levels for EBITDA and revenues for certain periods under the facility’s financial covenants and allows the company to retain the proceeds from planned asset sales for general corporate purposes. In addition, the Company is revising its estimates for revenue and EBITDA for the quarter ended June 30, 2002.

The Company is revising the estimates given in its first quarter earnings release that revenues for the second quarter 2002 would be up in the mid single digits compared to the second quarter last year and EBITDA (as defined below) would be approximately $8 million compared to $5.2 million for the second quarter 2001. The Company now estimates that for the second quarter 2002, EBITDA will be in the $3 to $4 million range with revenues remaining relatively flat compared to the second quarter of last year.

However, the Company notes that its television station revenues will be up mid single digits in the second quarter compared to the second quarter of last year. The Company also estimates that its network long-form revenues will be relatively flat for the second quarter of 2002 as compared to prior estimated increases in the mid to high single digit range as outlined in the Company’s earnings release for the first quarter of 2002.

Commenting on the revised outlook for the second quarter, President and Chief Executive Officer Jeff Sagansky said, “As the second quarter progressed, we saw our infomercial business begin to soften. This segment of our business has been affected by an increase in the number of media outlets competing for infomercial advertising revenue and also by the Federal Trade Commission’s filing of complaints against the marketers of certain electronic abdominal exercise belts. As the advertising market continues to show improvement, however, we expect our infomercial business to improve as traditional networks and network affiliates revert to normal business patterns and as new products are launched.”

Mr. Sagansky further commented, “A portion of our reimbursement for our business interruption insurance claim relating to the loss of our antenna located on the World Trade Center remains pending and this also was a factor in revising our estimates. Finally, we incurred additional legal expense during the second quarter relating to the 700 MHz spectrum auction process. We remain optimistic about the prospects for our fall programming lineup which includes four new original series and thirty original movies. We will be launching these new shows on the back of a major fall promotional campaign.”

Commenting on the bank credit facility amendment, Paxson Chief Financial Officer Tom Severson said, “We are pleased that our lenders worked with us to allow us the flexibility needed to continue to develop our valuable and unique distribution platform. Our lenders have also provided us the flexibility to retain the proceeds from our planned asset sales to assure our ability to maintain adequate liquidity until the Company reaches the point of free cash flow. We are seeing signs of a recovery in the advertising environment and this amendment will allow us to position the PAX TV Network for future growth.”

(a)	“EBITDA” is defined as operating loss plus depreciation, amortization, stock-based compensation, programming net realizable value adjustments, restructuring charges, and time brokerage and affiliation fees. EBITDA does not purport to represent cash provided by operating activities as reflected in the Company’s consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation. Management believes the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts utilize when evaluating the Company’s operating performance. Management also believes EBITDA enhances an investor’s understanding of the Company’s results of operations because it measures the Company’s operating performance exclusive of interest and other non-operating and non-recurring items as well as non-cash charges for depreciation, amortization and stock-based compensation. In evaluating EBITDA, investors should consider various factors including its relationship to the Company’s reported operating losses and cash flows from operating activities. Investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies and could be misleading unless all companies and analysts calculate such measures in the same manner. EBITDA is not indicative of the Company’s cash flows from operations and therefore does not represent funds available for the Company’s discretionary use.

The Company is providing public dissemination through this press release of certain estimates for its second quarter 2002 financial performance. The Company expressly disclaims any current intention to update its estimates.

Forward-looking Statements:

This press release contains “forward-looking statements,” within the meaning of federal securities laws, that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.

The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform with the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward looking statements are the risk that the Company may not be able to successfully develop its television operations to the point where these operations generate sufficient cash flow to enable the Company to meet its financial obligations, including the financial covenants under its senior credit facility; the effects of government regulations and changes in the laws affecting the Company’s business; industry and economic conditions; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

About Paxson Communications Corporation:

Paxson Communications Corporation owns and operates the nation’s largest broadcast television station group and PAX TV, the newest broadcast television network that launched in August of 1998. PAX TV reaches 86% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. Paxson owns and operates 65 stations (including three stations operated under time brokerage agreements). PAX TV’s new fall 2002 primetime lineup includes “It’s A Miracle,” “Candid Camera” and “Doc,” starring recording artist Billy Ray Cyrus and will premiere additional original series including, “Body & Soul,” starring Peter Strauss and Daphne Zuniga, “Just Cause” starring Richard Thomas, and “Sue Thomas: F.B.Eye,” a new series by the producers of “Doc”. For more information, visit PAX TV’s website at www.pax.tv.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

4.7.2	Amendment No. 2, dated as of June 28, 2002, to the Credit Agreement, dated as of July 12, 2001, among the Company, the Lenders party thereto, Citicorp USA, Inc., as Administrative Agent for the Lenders, and the other parties named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson

Thomas E. Severson Senior Vice President Chief Financial Officer and Treasurer

Date: July 2, 2002

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